UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/09/2012

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

11100 Mead Road, Suite 200

Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On August 9, 2012, H&E Equipment Services, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement which replaced the amendment entered into on August 6, 2012 as described in a Form 8-K filed with the Securities and Exchange Commission on August 8, 2012. The sole purpose of the Amendment is to increase the maximum permitted offering of Notes (as defined below) from $480 million to $530 million.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Purchase Agreement

On August 10, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors (the “Guarantors”), Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Initial Purchasers”) pursuant to which the Company agreed to issue and sell to the Initial Purchasers and the Initial Purchasers agreed to purchase, subject to the satisfaction of customary closing conditions, $530,000,000 aggregate principal amount of the Company’s 7% senior notes due 2022 (the “Notes”). The sale of the Notes is expected to close on August 20, 2012.

Item 7.01 Regulation FD Disclosure

On August 10, 2012, the Company issued a press release announcing the pricing of the Notes, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain Information

Attached as Exhibit 99.2 hereto are selected portions of information from a pricing supplement that the Company expects to disclose to investors in connection with the pricing of the Notes.

The information in Exhibit 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) the satisfaction of the conditions to the purchase of the Notes contained in the Purchase Agreement, which would include, among other things, the absence of a material adverse change in the Company’s businesses, properties or results of operations and the absence of a material change in the financial markets of the United States; and (2) other factors discussed in our public filings, including the risk factors included in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.

Item 9.01. Financial Statements and Exhibits

10.1 Amendment No. 2, dated August 9, 2012, to the Third Amended and Restated Credit Agreement by and among the Company, Great Northern Equipment, Inc., and H&E Equipment Services (California), LLC (collectively, the borrowers), General Electric Capital Corporation, as agent for the lenders, Bank of America, N.A., as co-syndication agent and documentation agent, and Wells Fargo Capital Finance, LLC, as co-syndication agent, and the lenders from time to time party thereto.

99.1 Press Release, dated August 10, 2012.

99.2 Selected portions of information from a pricing supplement that the Company expects to disclose to investors in connection with the pricing of its Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: August 10, 2012	By:	/s/ Leslie S. Magee

Leslie S. Magee
Chief Financial Officer